CONSENT OF INDEPENDENT ACCOUNTANTS


          We consent to the incorporation by reference in this Amendment No. 1 to the registration statement on Form S-3 (File no. 333-03999) of our report dated March 15, 1996, on our audits of the consolidated financial statements and the finan-cial statement schedule of First Industrial Realty Trust, Inc. and the combined financial statements of the Contributing Busi-nesses which is included in the 1995 Annual Report on Form 10-K, and our report dated May 13, 1996 on our audits of the combined historical statements of revenues and certain expenses of First Highland Properties and the Other Acquisition Proper-ties which is included in the Form 8-K/A No. 1 filed May 17, 1996. We also consent to the reference to our firm under the caption "Experts."






                                   /s/ Coopers & Lybrand L.L.P.
                                   ---------------------------
                                       COOPERS & LYBRAND L.L.P.


Chicago, Illinois
December 6, 1996